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                                                                    EXHIBIT 5(c)




























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                                   FORUM FUNDS
                          INVESTMENT ADVISORY AGREEMENT
                                      WITH
                          QUADRA CAPITAL PARTNERS, L.P.


     AGREEMENT made the 20th day of December, 1996, between Forum Funds (the "Trust"), a business trust organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101, and Quadra Capital Partners, L.P. (the "Adviser "), a limited partnership organized under the laws of the State of Delaware with its principal place of business at 270 Congress Street, Boston, Massachusetts 02210.

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended, (the "Act") as an open-end management investment company and is authorized to issue its shares in separate series and classes;

     WHEREAS, the Trust desires that the Adviser perform investment advisory services for the investment portfolios of the Trust listed on Schedule A hereto (the "Funds"), each a separate series of the Trust, and the Adviser is willing to provide those services on the terms and conditions set forth in this Agreement;

     NOW THEREFORE, the Trust and the Adviser agree as follows:

     SECTION 1.  APPOINTMENT AND DELIVERY OF DOCUMENTS

     (a) The Trust hereby appoints Adviser as investment adviser for the Funds for the period and on the terms set forth in this Agreement. Adviser accepts this appointment and agrees to render its services as investment adviser for the compensation set forth herein.

     (b) The Trust has delivered copies of each of the following documents and will from time to time furnish Adviser with any supplements or amendments to such documents:

          (i) the Trust Instrument of the Trust, as filed with the Secretary of State of the State of Delaware, as in effect on the date hereof and as amended from time to time ("Trust Instrument");

          (ii) the Bylaws of the Trust as in effect on the date hereof and as amended from time to time ("Bylaws");

         (iii) the Registration Statement under the Act and, if applicable, the Securities Act of 1933 (the "Securities Act"), as filed with the Securities and Exchange Commission (the "Commission"), relating to the Fund and its shares and all amendments thereto ("Registration Statement");

          (iv) the prospectus and statement of additional information relating to the Fund ("Prospectus"); and,

           (v) all proxy statements, reports to shareholders, advertising or other materials prepared for distribution to shareholders of the Fund or the public, that refer to Adviser or its clients.

     The Trust shall furnish Adviser with any further documents, materials or information that Adviser may reasonably request to enable it to perform its duties pursuant to this Agreement.



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     SECTION 2.  DUTIES OF THE ADVISER

     (a) The Adviser shall make decisions with respect to all purchases and sales of securities and other investment assets in the Funds. To carry out such decisions, the Adviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Funds. In all purchases, sales and other transactions in securities for the Funds, the Adviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

     (b) The Adviser will report to the Board at each meeting thereof all changes in the Funds since the prior report, and will also keep the Board informed of important developments affecting the Trust, the Funds and the Adviser, and on its own initiative, will furnish the Board from time to time with such information as the Adviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Funds' holdings, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Funds maintain investments. The Adviser will also furnish the Board with such statistical and analytical information with respect to securities in the Funds as the Adviser may believe appropriate or as the Board reasonably may request.

     (c) In making purchases and sales of securities for the Funds, and otherwise performing its duties hereunder, the Adviser will comply with the Act and the rules and regulations thereunder, all other applicable Federal and state laws and regulations, the policies set from time to time by the Board as well as the limitations imposed by the Trust's Trust Instrument, Bylaws, Registration Statement under the Act and the Securities Act, the limitations in the Act and in the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies and the investment objectives, policies and restrictions of the Funds. Without limiting the foregoing, Sub-Adviser agrees that, in placing orders with broker-dealers for the purchase or sales of portfolio securities, it shall attempt to obtain quality execution at favorable security prices; provided that, consistent with section 28(e) of the Securities and Exchange Act, the exercise of Quadra's fiduciary duties under its Investment Advisory agreement with the Trust, and any other applicable law, Quadra may allocate brokerage on behalf of the Trust to broker-dealers who provide research services and may cause the Fund to pay these broker-dealers a higher amount of commission than may be charged by other broker-dealers.

     (d) The Adviser will from time to time employ or associate with such persons as the Adviser believes to be particularly fitted to assist in the execution of the Adviser's duties hereunder, the cost of performance of such duties to be borne and paid by the Adviser. No obligation may be incurred on the Trust's behalf in any such respect.

     (e) The Adviser shall maintain records relating to Fund transactions and the placing and allocation of brokerage orders as are required to be maintained by the Trust under the Act and the rules and regulations thereunder. The Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Adviser pursuant to this Agreement required to be prepared and maintained by the Trust pursuant to the Act and the rules and regulations thereunder, the rules and regulations of any national, state, or local government entity with jurisdiction over the Trust, including the Commission and the Internal Revenue Service. The books and records pertaining to the Trust which are in possession of the Adviser shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during the Adviser's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Adviser to the Trust or the Trust's authorized representatives.

     (f) The Adviser shall provide the Funds' custodian and fund accountant on each business day with information relating to all transactions concerning the Funds' assets.


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     (g)  The Adviser shall authorize and permit any of its Trustees, officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected.

     SECTION 3.  EXPENSES

     (a) The Adviser shall waive its fee to ensure that the Funds' expense ratios do not exceed any expense limit described in the prospectus or applicable to the Funds under the laws or regulations of any state in which shares of the Funds are qualified for sale (reduced pro rata for any portion of less than a year).

     (b) If the Funds' expense ratio exceeds the expense limits described in subsection (a) above after the Adviser has waived its fees, the Adviser shall be responsible for that portion of the net expenses of the Funds that exceed any expense limit described in the prospectus and the net expenses of the Funds (except interest, taxes, brokerage, fees and other expenses paid by the Funds in accordance with an effective plan pursuant to Rule 12b-1 under the Act and organization expenses, all to the extent such exceptions are permitted by applicable state law and regulation) incurred by the Funds during each of the Funds' fiscal years or portion thereof that this Agreement is in effect which, as to the Funds, in any such year exceeds any expense limits applicable to the Funds under the laws or regulations of any state in which shares of the Funds are qualified for sale (reduced pro rata for any portion of less than a year).

     (c) The Trust hereby confirms that, subject to the foregoing, the Trust shall be responsible and shall assume the obligation for payment of all the Trust's other expenses, including: (i) interest charges, taxes, brokerage fees and commissions; (ii) certain insurance premiums; (iii) fees, interest charges and expenses of the Trust's custodian, transfer agent and dividend disbursing agent; (iv) telecommunications expenses; (v) the fees and expenses of the Trust's independent auditors and of the outside legal counsel appointed by the Board; (vi) costs of the Trust's formation and maintaining its existence; (vii) costs of preparing and printing the Trust's prospectuses, statements of additional information, account application forms and shareholder reports and delivering them to existing and prospective shareholders; (viii) costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts and of calculating the net asset value of shares of the Trust; (ix) costs of reproduction, stationery and supplies; (x) compensation of the Trust's Trustees, officers, employees and other personnel performing services for the Trust who are not officers of the Adviser, of Forum Financial Services, Inc. or of affiliated persons of either; (xi) costs of corporate meetings; (xii) registration fees and related expenses for registration with the Commission and the securities regulatory authorities of other countries in which the Trust's shares are sold; (xiii) state securities law registration fees and related expenses; (xiv) the fee payable hereunder and fees and out-of-pocket expenses payable to Forum Financial Services, Inc. under any distribution, management or similar agreement; (xv) and all other fees and expenses paid by the Trust pursuant to any distribution or shareholder service plan adopted pursuant to Rule 12b-1 under the Act or otherwise.

     SECTION 4.  STANDARD OF CARE

     The Trust shall expect of the Adviser, and the Adviser will give the Trust the benefit of, the Adviser's best judgment and efforts in rendering its services to the Trust, and as an inducement to the Adviser's undertaking these services the Adviser shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, breach of fiduciary duty, willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties hereunder, or by reason of the Adviser's reckless disregard of its obligations and duties hereunder and except as otherwise provided by law.

     SECTION 5.  COMPENSATION

     In consideration of the foregoing, the Trust shall pay the Adviser, with respect to each of the Funds, a fee at an annual rate as listed in Appendix A hereto. These fees shall be accrued by the Trust daily and shall be payable monthly in arrears on the first day of each calendar month for services performed hereunder during the prior calendar month. The Adviser's reimbursement, if any, of the Funds' expenses as provided in


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Section 4 hereof, shall be estimated and accrued daily and paid to the Trust monthly in arrears, at the same time as the Trust's payment to the Adviser for such month.

     SECTION 6.  EFFECTIVENESS, DURATION AND TERMINATION

     (a) With respect to the Funds, this Agreement shall become effective immediately upon approval by a majority of the Trust's Trustees, including a majority of the Trustees who are not interested persons of the Trust.

     (b) This Agreement shall remain in effect for a period of twenty four months from the date of its effectiveness and shall continue in effect for successive twelve-month periods (computed from each anniversary date of approval) or for such shorter period as may be specified by the Board in giving its approval as provided below; provided that such continuance is specifically approved at least annually (i) by the Board or by the vote of a majority of the outstanding voting securities of the Funds, and, in either case, (ii) by a majority of the Trust's Trustees who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the Trust); provided further, however, that if this Agreement or the continuation of this Agreement is not approved, the Adviser may continue to render the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. The annual approvals provided for herein shall be effective to continue this Agreement from year to year (or such shorter period referred to above) if given within a period beginning not more than sixty
(60) days prior to such anniversary, notwithstanding the fact that more than three hundred sixty-five (365) days may have elapsed since the date on which such approval was last given.

     (c) This Agreement may be terminated at any time, without the payment of any penalty, (i) by the Board or by a vote of a majority of the outstanding voting securities of the Funds on 30 days' written notice to the Adviser or (ii) by the Adviser on 90 days' written notice to the Trust, with copies to each of the Trust's Trustees at their respective addresses set forth in the Trust's Registration Statement or at such other address as such persons may specify to the Adviser and to legal counsel to the Trust. This agreement shall terminate automatically and immediately upon assignment.

     SECTION 7.  ACTIVITIES OF THE ADVISER

     Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Adviser's right, or the right of any of the Adviser's officers, directors, trustees or employees who may also be a Trustee, officer or employee of the Trust, or persons otherwise affiliated with the Trust, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

     SECTION 8.  SUB-ADVISERS

     At its own expense, the Adviser may carry out any of its obligations under this Agreement by employing, subject to the Adviser's supervision, one or more persons who are registered as investment advisers pursuant to the Investment Advisers Act of 1940, as amended, or who are exempt from registration thereunder ("Sub-advisers"). Each Sub-adviser's employment will be evidenced by a separate written agreement approved by the Board and, if required, by the shareholders of the applicable Fund.


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     SECTION 9.  NOTICES

     Any notice or other communication required to be given pursuant to this Agreement shall be in writing or by telex and shall be effective upon receipt. Notices and communications shall be given, if to the Trust, at:

          Forum Funds
          Two Portland Square
          Portland, ME  04101
          Attn:  Secretary

and if to the Adviser, at:

          Quadra Capital Partners, L.P.
          270 Congress Street
          Boston, Massachusetts  02210
          Attn:  Donald A. Levi

     SECTION 10.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

     The Trustees of the Trust and the interest holders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and the Adviser agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which the Adviser's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the interest holders of the Funds.

     SECTION 11.  "QUADRA" NAME

     If the Adviser ceases to act as investment adviser to the Trust or any Fund whose name includes the word "Quadra," or if the Adviser requests in writing, the Trust shall take prompt action to change the name of the Trust any such Fund to a name that does not include the word "Quadra." The Adviser may from time to time make available without charge to the Trust for the Trust's use any marks or symbols owned by the adviser, including marks or symbols containing the word "Quadra" or any variation thereof, as the Adviser deems appropriate. Upon the Adviser's request in writing, the Trust shall cease to use any such mark or symbol at any time. The Trust acknowledges that any rights in or to the word "Quadra" and any such marks or symbols which may exist on the date of this Agreement or arise hereafter are, and under any and all circumstances shall continue to be, the sole property of the Adviser. The Adviser may permit other parties, including other investment companies, to use the word "Quadra" in their names without the consent of the Trust. The Trust shall not use the word "Quadra" in conducting any business other than that of an investment company registered under the Act without the permission of the Adviser.

     SECTION 12.  MISCELLANEOUS

     (a) No provision of this Agreement with respect to any of the Funds may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the Act, by a vote of a majority of the outstanding voting securities of the Funds.

     (b) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

     (c) This Agreement shall be governed by and shall be construed in accordance with the laws of the State of New York.


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     (d)  The terms "vote of a majority of the outstanding voting securities,"
"interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                             FORUM FUNDS

                                             /s/ John Y. Keffer
                                             ------------------------
                                             John Y. Keffer
                                             President

                                             QUADRA CAPITAL PARTNERS, L.P.

                                             /s/ Donald A. Levi
                                             ------------------------
                                             Donald A. Levi
                                             Managing Director


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                                   FORUM FUNDS
              ADVISORY AGREEMENT WITH QUADRA CAPITAL PARTNERS, L.P.
                                   SCHEDULE A

                             AS OF DECEMBER 20, 1996


                                                   Fee as a % of the
                                             Annual Average Daily Net Assets
             Funds of the Trust                       of the Fund
             ------------------                       -----------

          Quadra Value Equity Fund                        1.00%
       Quadra International Equity Fund                   1.25%
        Quadra Opportunistic Bond Fund                    0.70%
    Quadra Restricted Maturity Treasury Fund              0.45%


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